UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12255 El Camino Real, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 260-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Retrophin, Inc. (the “Company”) approved the adoption of the 2015 Retrophin, Inc. Executive/Designated Officer Annual Bonus Plan (the “Bonus Plan”) for the Company’s named executive officers and other designated officers of the Company.

Each participant in the Bonus Plan has been assigned a target bonus percentage of such participant’s current base salary for 2015. Pursuant to the terms of the Bonus Plan, the target bonus percentage is set at 60% of base salary for the Company’s Chief Executive Officer, 50% of base salary for the other executive officers and 40% of base salary for Senior Vice Presidents or other designated officers. The Bonus Plan does not substantively change the eligible bonus percentages approved by the Board in March 2015 and disclosed in the Company’s definitive proxy statement dated April 27, 2015 (the “Proxy Statement”).

The amounts payable under the Bonus Plan will be weighted for each participant based on the determination by the Compensation Committee of the achievement of corporate performance goals (weighted 100% for the Company’s Chief Executive Officer, 80% for the other executive officers and 70% for Senior Vice Presidents or other designated officers) and, for other than the Company’s Chief Executive Officer, individual performance (weighted 20% for executive officers and 30% for Senior Vice Presidents or other designated officers). Depending on actual performance during 2015, the Compensation Committee may, in its sole discretion, increase or decrease each of the corporate and individual weightings under the Bonus Plan within a range between 0% and 125%. No payments will be made pursuant to the Bonus Plan in the event that the Compensation Committee determines that less than 50% of the corporate performance goals are achieved.

The corporate performance goals under the Bonus Plan for 2015 are identical to the goals disclosed in the Proxy Statement, and relate to (i) total revenues and cash burn, (ii) completion of enrollment in the Phase II sparsentan clinical trial, (iii) IND filing for RE-024, (iv) filing for addition of CTX indication to the FDA approved label for Chenodal, (v) at least one accretive business development transaction, (vi) expansion of the investor base, and (vii) internal operational objectives.

The foregoing description of the terms of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	2015 Retrophin, Inc. Executive/Designated Officer Annual Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: July 29, 2015	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer